PHILADELPHIA CONSOLIDATED HOLDING CORP.
SECOND QUARTER RESULTS
JUNE 30, 2003

JULY 17, 2003 PRESS RELEASE

Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported net income for the second quarter ended June 30, 2003 was $3.6 million ($0.16 diluted and $0.17 basic earnings per share), versus $9.0 million ($0.40 diluted and $0.41 basic earnings per share) for the same period in 2002. Net income for the second quarter ended June 30, 2003 included a $33.0 million pretax ($21.5 million after tax, or $0.95 diluted earnings per share) increase to the gross and net liability for loss and loss adjustment expense reserves for its automobile leasing residual value product which was previously discontinued. The increase to the reserves for the automobile residual value product results from a recently completed evaluation by the Company’s actuary and an independent consultant of (i) the worsening deterioration in used car market price trends; and (ii) related loss frequency and severity projections of the Company’s outstanding lease portfolio. The Company also experienced $9.0 million pretax ($5.9 million after tax, or $0.26 diluted earnings per share) favorable prior year development in the second quarter of 2003, principally in the property line of its commercial package product, due to better than expected loss experience.

Effective April 1, 2003, the Company entered into a quota share reinsurance agreement covering all of the Company’s lines of business. The Company determined reinsurance was the most attractive option to continue to capitalize on market opportunities while maintaining acceptable operating leverage with respect to current surplus levels. Under this agreement, the Company ceded $103.6 million of written premium (including unearned premium reserves of $63.6 million at April 1, 2003), $34.8 million of net earned premium and $19.0 million in loss and loss adjustment expenses. The Company also earned $13.3 million in ceding commission during the second quarter 2003. This reinsurance transaction decreased second quarter 2003 diluted earnings per share by $0.07.

For the second quarter gross written premiums increased 31.2% to $210.9 million, versus $160.8 million, while net earned premiums increased 21.1% to $121.4 million, versus $100.3 million for the same period in 2002. The combined ratio for the quarter was 103.1%, versus 91.6% for the same period in 2002. The above noted reserve actions increased the combined ratio by 19.8 points in the second quarter 2003. After tax net realized investment losses were $0.4 million versus $2.1 million for the same period in 2002.

Net income for the six months ended June 30, 2003 was $16.9 million ($0.75 diluted and $0.77 basic earnings per share), versus $19.6 million ($0.88 diluted and $0.91 basic earnings per share) for the same period in 2002.

The year to date gross written premiums increased 36.0% to $404.2 million, versus $297.2 million for the same period in 2002, while net earned premiums increased 42.4% to $269.8 million, versus $189.5 million for the same period in 2002. The combined ratio year to date was 97.1%. After tax net realized investment losses year to date were $1.2 million, versus $2.0 million for the same period in 2002.

President & CEO James J. Maguire, Jr. said: “While I’m disappointed with the continued deterioration of used car prices and its effect on the run off of our residual value product, I am pleased with the healthy growth and profitability of our core business. We continue to see significant new business opportunities at attractive pricing levels across all operating segments. I am bullish on the prospects for continued growth and profits for the balance of 2003.”

The Company will hold its quarterly conference call to discuss second quarter 2003 results today at 3:00 PM EDST. The call is being webcast and may be accessed at the Company’s web site at www.phly.com. The dial-in phone number for the conference call is (800) 915-4836.

This release contains forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of our liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophes; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of our reinsurers to pay; and (ix) future terrorist attacks.

Philadelphia Insurance Companies, rated “A+” (Superior) by A.M. Best Company, is a specialty niche Company which markets and underwrites property and casualty insurance products through 36 proprietary underwriting offices across the U.S. of A. For more information about our Company or to review our 2002 annual report, visit our web site at www.phly.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of

	June 30,	December 31,
	2003	2002
	(Unaudited)

ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $976,289 AND $832,701)	$1,000,641	$854,513
EQUITY SECURITIES AT MARKET (COST $64,464 AND $51,257)	71,101	54,346

TOTAL INVESTMENTS	1,071,742	908,859
CASH AND CASH EQUIVALENTS	63,986	42,002
ACCRUED INVESTMENT INCOME	9,703	8,571
PREMIUMS RECEIVABLE	144,886	130,007
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	233,118	151,352
DEFERRED INCOME TAXES	13,626	7,541
DEFERRED ACQUISITION COSTS	45,919	61,272
PROPERTY AND EQUIPMENT, NET	14,045	12,794
GOODWILL	25,724	25,724
OTHER ASSETS	13,678	10,212

TOTAL ASSETS	$1,636,427	$1,358,334

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$546,431	$445,548
UNEARNED PREMIUMS	357,101	306,093

TOTAL POLICY LIABILITIES AND ACCRUALS	903,532	751,641
FUNDS HELD PAYABLE TO REINSURER	61,851	—
LOANS PAYABLE	48,111	39,113
PREMIUMS PAYABLE	41,437	33,553
PAYABLE FOR SECURITY PURCHASE	22,387	6,100
OTHER LIABILITIES	59,623	50,104

TOTAL LIABILITIES	1,136,941	880,511

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 21,866,961 AND 21,868,877 SHARES ISSUED AND OUTSTANDING	276,963	276,945
NOTES RECEIVABLE FROM SHAREHOLDERS	(5,365)	(6,407)
ACCUMULATED OTHER COMPREHENSIVE INCOME	20,143	16,185
RETAINED EARNINGS	207,960	191,100
LESS COST OF COMMON STOCK HELD IN TREASURY, 4,042 SHARES	(215)	—

TOTAL SHAREHOLDERS’ EQUITY	499,486	477,823

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,636,427	$1,358,334

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

REVENUE:
NET EARNED PREMIUMS	$121,449	$100,273	$269,811	$189,517
NET INVESTMENT INCOME	9,370	9,375	19,175	18,230
NET REALIZED INVESTMENT LOSS	(650)	(3,181)	(1,783)	(3,134)
OTHER INCOME	1,040	15	1,701	16

TOTAL REVENUE	131,209	106,482	288,904	204,629

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	124,293	72,067	227,378	137,678
NET REINSURANCE RECOVERIES	(31,267)	(11,235)	(43,992)	(23,797)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	93,026	60,832	183,386	113,881
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	32,158	31,057	78,578	58,878
OTHER OPERATING EXPENSES	1,632	1,454	3,306	2,938

TOTAL LOSSES AND EXPENSES	126,816	93,343	265,270	175,697

INCOME BEFORE INCOME TAXES	4,393	13,139	23,634	28,932

INCOME TAX EXPENSE (BENEFIT):
CURRENT	7,225	5,798	14,989	12,369
DEFERRED	(6,459)	(1,612)	(8,215)	(3,067)

TOTAL INCOME TAX EXPENSE	766	4,186	6,774	9,302

NET INCOME	$3,627	$8,953	$16,860	$19,630

PER AVERAGE SHARE DATA:
BASIC EARNINGS PER SHARE	$0.17	$0.41	$0.77	$0.91

DILUTED EARNINGS PER SHARE	$0.16	$0.40	$0.75	$0.88

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	21,860,396	21,578,045	21,862,819	21,553,206
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	603,139	753,575	497,694	741,742

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	22,463,535	22,331,620	22,360,513	22,294,948